UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On February 3, 2016, Mattress Firm, Inc., a Delaware corporation (“MFI”) and wholly owned indirect subsidiary of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to the securities purchase agreement dated November 25, 2015 (the “Purchase Agreement”) to acquire all of the outstanding equity interests in HMK Mattress Holdings LLC (“Sleepy’s”), the leading East Coast based bedding specialty retailer, for an aggregate purchase price of $780 million, subject to working capital and other customary purchase price adjustments.  The Amendment, among other things, (a) joins two trusts to the Purchase Agreement as sellers of equity interests, (b) extends the closing date from February 3, 2016 to February 5, 2016, (c) provides that $30 million of the cash consideration payable to the entities associated with Calera Capital Partners IV, L.P. will be paid in the form of shares of common stock, par value $0.01 per share, of the Company, calculated using a price per share of $35.75, and (d) provides registration rights to the entities associated with Calera Capital Partners IV, L.P.  The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On February 3, 2016, MFI, the Company, Adam Blank, individually and in his capacity as trustee of the Adam Blank 2012 GRAT (the “GRAT Trust”), and Andrew Singer and Diane Weissman, as trustees of the Adam Blank 2012 Dynasty Trust (together with the GRAT Trust, the “Additional Contributors”), entered into a joinder agreement (the “Joinder”), which amends the contribution agreement dated November 25, 2015 (the “Contribution Agreement”).  The Joinder, among other things, joins the Additional Contributors as parties to the Contribution Agreement, and revises the price per share used to calculate the number of shares of common stock of the Company received in exchange for the contributed equity interests from $43.36 to $35.75.  The Joinder is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 3, 2016, Mattress Firm Holding Corp., a Delaware corporation (the “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Winter Street Opportunities Fund, L.P., JWC Fund III Coinvest, LLC and R. Stephen Stagner (collectively, the “Purchasers”), pursuant to which the Purchasers have agreed to purchase from the Company an aggregate of 699,300 shares of common stock of the Company at a price per share equal to $35.75. Mr. Stagner is the chief executive officer of the Company, and Winter Street Opportunities Fund, L.P., an existing shareholder of the Company, and JWC Fund III Coinvest, LLC are affiliates with J.W. Childs Associates, L.P., which indirectly holds approximately 36.1% of the Company’s issued and outstanding shares of common stock.  The purchase of the shares of common stock pursuant to the Share Purchase Agreement is conditioned upon the closing of the acquisition of Sleepy’s contemplated in the Purchase Agreement described above.  The Share Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

On February 3, 2016, the Company agreed to issue an aggregate of 1,762,236 shares of common stock of the Company pursuant to the Amendment, the Joinder and the Share Purchase Agreement described under Item 1.01 above.  Such descriptions are incorporated by reference into this Item 3.02.  The Company expects to complete the issuance of the shares of common stock, which issuance will be equivalent to approximately 4.9% of the currently issued and outstanding shares of common stock, on February 5, 2016.  The Company will receive cash in exchange for 699,300 shares and the remaining 1,062,936 shares will be issued as partial purchase price consideration in exchange for equity interests in Sleepy’s.  The Board of Directors of the Company approved the issuance after the close of trading on February 2, 2016 at a price per share of $35.75.  The issuance of the shares is exempt from registration pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended.  The Purchasers, the Additional Contributors and the entities associated with Calera Capital Partners IV, L.P. are accredited investors and no public offering was conducted.

Item 7.01                   Regulation FD Disclosure.

On February 3, 2016, MFI entered into the Amendment, the Joinder and the Share Purchase Agreement, in each case, as more fully described above in the disclosure under Item 1.01 above, which description is incorporated by reference into this Item 7.01.

The Amendment, among other things, provides that $30 million of the cash consideration payable to the entities associated with Calera Capital Partners IV, L.P. will be paid in the form of shares of common stock, par value $0.01 per share, of the Company, calculated using a price per share of $35.75.  The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Joinder, among other things, revises the price per share used to calculate the number of shares of common stock of the Company received in exchange for the contributed equity interests from $43.36 to $35.75.  The Joinder is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Share Purchase Agreement, certain affiliates of the Company have agreed to purchase from the Company an aggregate of 699,300 shares of common stock of the Company at a price per share equal to $35.75.  The Share Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Company now expects to fund the cash requirements of the closing of the acquisition with cash on hand, equity proceeds from the issuance of common stock of the Company to the Purchasers, and proceeds from the issuance of senior secured debt.

In aggregate, the Company will be issuing $63 million of new equity at a price of $35.75 per share, which represents an approximately 1.9% premium to the closing price on February 2, 2016. The closing of the acquisition of Sleepy’s and the related financing transactions is now expected to occur on February 5, 2016.

As a result of these changes and the anticipated terms of the senior secured debt issuance, the Company now expects the transaction to be mid-single digit dilutive in the Company’s 2016 fiscal year ending January 31, 2017.  The Company further anticipates the transaction to become accretive in the second year following the closing and to increase to high-single digit accretion by the third year after the closing. The Company intends to provide fiscal 2016 guidance for the combined company when it releases fourth quarter and full year fiscal 2015 earnings in late March 2016.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits

4.1

First Amendment to Securities Purchase Agreement dated February 3, 2016, by and among Mattress Firm, Inc., HMK Mattress Holdings LLC, CCP IV Holdings, LLC, CXV Holdings, LLC, CCP IV SBS Holdings, LLC, David Acker, solely in his capacity as a representative of the Sellers, Calera Capital Partners IV, L.P., solely in its capacity as a representative of the Sellers, Adam Blank, as trustee of the Adam Blank 2012 GRAT, and Andrew Singer and Diane Weissman, as trustees of the Adam Blank 2012 Dynasty Trust.

10.1

Joinder to Contribution Agreement dated February 3, 2016, by and among Mattress Firm, Inc., Mattress Firm Holding Corp., Adam Blank, individually and in his capacity as trustee of the Adam Blank 2012 GRAT, and Andrew Singer and Diane Weissman, as trustees of the Adam Blank 2012 Dynasty Trust.

10.2	Share Purchase Agreement dated February 3, 2016, by and among Mattress Firm Holding Corp., Winter Street Opportunities Fund, L.P., JWC Fund III Coinvest, LLC and R. Stephen Stagner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: February 3, 2016	By:	/s/ Alex Weiss
Alex Weiss
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
4.1

First Amendment to Securities Purchase Agreement dated February 3, 2016, by and among Mattress Firm, Inc., HMK Mattress Holdings LLC, CCP IV Holdings, LLC, CXV Holdings, LLC, CCP IV SBS Holdings, LLC, David Acker, solely in his capacity as a representative of the Sellers, Calera Capital Partners IV, L.P., solely in its capacity as a representative of the Sellers, Adam Blank, as trustee of the Adam Blank 2012 GRAT, and Andrew Singer and Diane Weissman, as trustees of the Adam Blank 2012 Dynasty Trust.

10.1

Joinder to Contribution Agreement dated February 3, 2016, by and among Mattress Firm, Inc., Mattress Firm Holding Corp., Adam Blank, individually and in his capacity as trustee of the Adam Blank 2012 GRAT, and Andrew Singer and Diane Weissman, as trustees of the Adam Blank 2012 Dynasty Trust.

10.2	Share Purchase Agreement dated February 3, 2016, by and among Mattress Firm Holding Corp., Winter Street Opportunities Fund, L.P., JWC Fund III Coinvest, LLC and R. Stephen Stagner.